UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Jingbo Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56570	47-3240707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building B8, China Zhigu, Yinhu Street, Fuyang District, Hangzhou, Zhejiang, China	310000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 57187197085

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2024, the board of directors (the “Board”) of Jingbo Technology, Inc., a Nevada corporation (the “Company”), in accordance with the Company’s bylaws, approved a change in the Company’s fiscal year end from May 31 to the last day of February, effective immediately for the current fiscal year, and for all subsequent years until such time as the Board resolves to amend such fiscal year end. The Company will file a transition report on Form 10-KT covering the transition period from June 1, 2023, to February 29, 2024.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Jingbo Technology, Inc.

Date: February 28, 2024	By:	/s/ Guowei Zhang
Guowei Zhang, Chief Executive Officer